Factoring Broker Agreement

BZ Commercial Corp
Broker Name (use exact registered business name)	D/B/A, if any

Post Office Box 6053	East Brunswick	NJ	08816
Place of Business: Street	City	State	Zip

(732) 613-1423	(732) 838-0717	Mitchell Cohen
Telephone Number	Fax Number	Contact Person

This Factoring Broker Agreement 'Agreement") is made by and between Marlin Trade Receivables Corp. Marlin Trade") and the broker named above ("you"). This Agreement will become effective on the later of the dates it is signed by Marlin Trade or you. Intending to be legally bound, Marlin Trade and you agree as follows:
(b) shall be governed by and construed in accordance with the laws of the State of New Jersey; (c) may not be amended except by a written document signed by both parties;

 1. Referral of Factoring Customers. You may in your sole discretion, from time to time, offer to refer customers ("Sellers" to Marlin Trade. Marlin Trade, in its sole discretion, may accept such referred Sellers. You understand and agree that this is not a committed referral or purchase facility.
(d) may not be assigned by you without the prior written consent of Marlin; and (e) will be binding on, and inure to the benefit of, each party's respective successors and permitted assigns.
2. Agreement Applies to All Referred Sellers. This Agreement shall apply to all referred Sellers accepted by Marlin Trade.	(f) This Agreement may be terminated at any time by either Marlin Trade or you upon written notice to the other party; provided, however, that such
3. Marlin's Review of Factoring Transactions. You understand that Marlin Trade will investigate and review each referred factoring transaction (including, but not limited to, investigation of the creditworthiness of the Seller and its Debtor(s)) and may establish special terms or conditions which must be satisfied before obligating itself to accept the referral.

termination shall in no way reduce or affect either party's liability or obligations to the other party under this Agreement as to factoring transactions referred to Marlin Trade prior to the termination.

8. Faxed and Coaled Documents. The parties intend and agree that a carbon copy, photocopy, or facsimile of this document with their carbon
4. Submission of Referrals to Other Factoring Sources. You agree not to submit the same transaction to any other factoring company for a period of five (5) full business days following your submission of the referral to Marlin Trade.
copied, photocopied or facsimile signatures thereon (or counterpart documents signed separately by them) shall be treated as an original, and shall be deemed to be as binding. valid, genuine, and authentic as an original-

signature document for all purposes, including all matters of evidence and the
5. No Agency between You and Marlin Trade. This Agreement does not create an agency, partnership, Joint venture or any similar kind of relationship between you and Marlin Trade. Each party agrees that it will not act as or represent Itself as the other party's agent, partner or joint venturer and will not use the other party's name in any way whatsoever. Each party agrees that It will not have authority to bind the other party in any way whatsoever.
"best evidence" rules. MARLIN TRADE RECEIVABLES CORP.
By: /s/ Lynne C. Wilson
5. Referral Fees.The fees to be paid to you by Marlin Trade for each referred Seller whom Marlin Trade approves will be ten percent (10%) of Marlin Trade's net profit (i.e., Marlin Trade' discount fee) on each transaction, provided that the Bel remains in good standing (i.e., not in default). Said referral fees will be paid monthly as and when Marlin Trade's fees are earned and good funds are verified.
Print name: Lynne C. Wilson Title: President Date: 11/01/07
BROKER: BZ Commercial Corp.
6. No Agency between You and Marlin Trade. This Agreement does not create an agency, partnership, Joint venture or any similar kind of relationship between you and Marlin Trade. Each party agrees that it will not act as or represent Itself as the other party's agent, partner or joint venturer and will not use the other party's name in any way whatsoever. Each party agrees that It will not have authority to bind the other party in any way whatsoever.
By: /s/ Mitchell Cohen Print name: Mitchell Cohen
Title: President Date: 10/27/07
7. Miscellaneous. This Agreement:
Federal Tax ID No.: 26-1156683
(a) contains the complete agreement and understanding between you and Marlin Trade on the subjects discussed herein and will conclusively control over any inconsistent verbal or written agreement or understanding;	E-mail address: Financing@aol.com